Exhibit 10.2

AMENDMENT No. 2

TO

CLINICAL SUPPLY AND COOPERATION AGREEMENT

This Amendment to the Clinical Supply and Cooperation Agreement (this “Amendment”) dated as of July 22, 2015 is by and between Ritter Pharmaceuticals, Inc., a Delaware corporation (“Ritter”) and Ricerche Sperimentali Montale SpA, an Italian company (“Ricerche”) and Inalco SpA, a Italian company (“Inalco”, together with Ricerche, “RSM”).

PRELIMINARY STATEMENTS

WHEREAS, Ritter and RSM are parties to that certain Clinical Supply and Cooperation Agreement dated December 16, 2009 and amended by Amendment No. 1 dated September 25, 2010 (together, the “CSCA”) pursuant to which RSM agreed to manufacture and supply to Ritter active pharmaceutical ingredient form of GOS of higher purity (95% purity or higher) for use in Ritter Product (the “CSCA”); and

WHEREAS, the Parties mutually desire to further amend the CSCA to revise certain terms and to add new terms.

NOW, THEREFORE, in consideration of the Preliminary Statements and the mutual covenants contained in this Amendment, the parties agree to amend the CSCA as follows:

1.	Definitions. All capitalized terms used but not otherwise defined herein shall have the meaning set forth in the CSCA.

2.	Amendment to the CSCA.

(a)	New Section 2.5(A) is added between Section 2.5 and Section 2.6 as follows:

“Within ten (10) days following the approval by the FDA of the New Drug Application (commercial marketing authorization in the United States) for the first Ritter Product, Ritter shall pay RSM the sum of Four Hundred Thousand US Dollars (US $400,000) (“Regulatory Approval Payment”).”

(b)	New Sections 3.6 is added as follows:

“From and after the Effective Date of this Amendment, and not withstanding anything in the CSCA to the contrary, the purchase price for clinical supply of Improved GOS shall be Two Hundred Fifty US Dollars (US $250) per kilo. The Improved GOS shall be supplied to Ritter by RSM in accordance with the terms of the CSCA. Ritter shall issue a purchase order on or before the Effective Date of this Amendment for the purchase of Three Hundred Fifty (350) kilos of Improved GOS for an aggregate purchase price of Eighty Seven Thousand Five Hundred Dollars (US$87,500).”

1

(c)	Section 5.2(a) is deleted in its entirety and replaced with the following:

“RSM hereby grants to Ritter an exclusive option in the Field and in the Territory to assignment of all Improved GOS IP (“Exclusive Option”). Ritter may exercise the Exclusive Option by paying RSM the sum of Eight Hundred Thousand US Dollars (US $800,000), which payment shall be paid within ten (10) days following the Effective Date of this Amendment (“First Payment Option”).”

(d)	Section 5.2(b) is deleted in its entirety and replaced with the following:

“Immediately following receipt of the First Payment Option, (i) RSM shall execute and deliver all instruments of assignment and other documentation necessary or reasonably requested by Ritter for the purpose of (1) assigning to Ritter the Improved GOS IP and Technical Information and/or (2) perfecting and/or maintaining such assignment to Ritter and Ritter’s ownership rights in the Improved GOS and Technical Information and (ii) RSM will perform at the request of Ritter all lawful acts and execute, acknowledge and deliver all documents, including assignments, deemed necessary, useful or appropriate by Ritter to vest in Ritter the entire right, title and interest in and to such Improved GOS IP and obtain and record title thereto and to enable Ritter to prepare, file and prosecute applications for and obtain and defend patents, copyrights and other forms of intellectual property protection thereon, so that Ritter shall be the sole owner of such Improved GOS IP in any and all countries in which Ritter may desire such protection.”

(e)	The following clarification statement is added to the end of Section 5.2(c) as follow:

“For purposes of clarity, the Second Option Payment shall be made in addition to the Regulatory Approval Payment.”

(f)	New Article 5A is added between Article 5 and Article 6 as follows:

“5A. STOCK ISSUANCE

In consideration for entering into the Amendment to the CSCA and without further cash consideration from RSM, Ritter shall issue to RSM in a private transaction One Hundred Thousand (100,000) shares of the common stock of Ritter (the “Shares”) within ninety (90) days of the Effective Date of this Amendment pursuant to the terms of a stock purchase agreement. Such stock purchase agreement will contain (a) a “lock up” agreement whereby RSM will agree not to sell the Shares until the earlier of (i) the public release by Ritter of the final results of Ritter’s Phase IIb/III clinical trial of RP-G28 and (ii) the filing of Ritter’s Form 10-Q with the Securities and Exchange Commission for the fiscal quarter in which Ritter receives the results of its Phase IIb/III clinical trial of RP-G28 and (b) investment and other warranties, representations and covenants on behalf of RSM as are usual and customary in connection with the sale of securities in a private transaction in the United States. For purposes of clarity, the issuance of Shares may only be issued following full execution of the stock purchase agreement.”

2

3.	Effective Date of Amendment. This Amendment shall take effect following receipt of the approval from the Board of Directors of Ritter which is anticipated to be on or before August 1, 2015.

4.	Effect of Amendment. Except as amended in this Amendment, in all other respects the CSCA shall remain in full force and effect and be unaffected by this Amendment.

*      *        *

[Signature Page Follows]

3

IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be executed by its duly authorized representative on the date first above written.

RITTER PHARMACEUTICALS, INC.

By:	/s/ANDREW J. RITTER
	Name:	Andrew J. Ritter
	Title:	President

RICERCHE SPERIMENTALI MONTALE SPA,

By:	/s/ GIOVANNI CIPOLLETTI
	Name:	Giovanni Cipolletti
Title:

INALCO SPA,

By:	/s/ GIOVANNI CIPOLLETTI
	Name:	Giovanni Cipolletti
Title:

4